             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                             ON SEPTEMBER 11, 1996

                                                       REGISTRATION NO.
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          COMMANDER AIRCRAFT COMPANY
            (Exact name of registrant as specified in its charter)

       Virginia                                         62-1363505
(State or other jurisdiction of               (IRS Employer Identification No.)
incorporation or organization)

                          7200 Northwest 63rd Street
                       Hangar Eight, Wiley Post Airport
                              Bethany, Oklahoma                     73008
                   (Address of principal executive offices)       (Zip Code)

              Commander Aircraft Company 1993 Stock Option Plan


                              WIRT D. WALKER, III
                                   Chairman
                          Commander Aircraft Company
                          7200 Northwest 63rd Street
                       Hangar Eight, Wiley Post Airport
                           Bethany, Oklahoma  73008
                    (Name and address of agent for service)

                                (405) 495-8080
         (Telephone number, including area code, of agent for service)

                         Copies of Communications to:

                            PATRICK H. ALLEN, ESQ.
                             Freer & McGarry, P.C.
                      1000 Thomas Jefferson Street, N.W.
                                   Suite 600
                            Washington, D.C.  20007
                                 (202) 965-6565

=====================================================================================================================
                                     CALCULATION OF REGISTRATION FEE

Title of Securities       Amount to            Proposed maximum            Proposed maximum            Amount of
to be registered        be registered    offering price per share (1)  aggregate offering price  registration  fee (2)
- -----------------------------------------------------------------------------------------------------------------------
Common Stock, par
value $.50 Per Share    500,000 Shares              $3.375                 $1,687,500.00               $581.90
=====================================================================================================================

(1) Based upon the average bid and asked price of the Common Stock on September 5, 1996.

                THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                 COVERING SECURITIES THAT HAVE BEEN REGISTERED
                       UNDER THE SECURITIES ACT OF 1933



                                  PROSPECTUS

                          COMMANDER AIRCRAFT COMPANY
                            1993 STOCK OPTION PLAN



                            ----------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.


                            ----------------------



             THIS DOCUMENT SHOULD BE RETAINED FOR FUTURE REFERENCE.



Prospectus                                                   September 11, 1996

                                 INTRODUCTION

          This Prospectus (the "Prospectus") provides a brief description of the Commander Aircraft Company 1993 Stock Option Plan (the "Plan") and your rights, obligations, and benefits under the Plan. The description of the Plan set forth in this Prospectus is qualified in its entirety by reference to the official Plan text. The Plan text is available from the Plan Administrator (the "Administrator") upon request. Because this document is only a summary, it does not interpret, extend or change the provisions of the Plan in any way. The provisions of the Plan may only be determined accurately by reading the actual Plan document.

          Commander Aircraft Company (the "Company") adopted the Plan to further its long-term stability and financial success by providing stock incentives for directors and key employees upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. Under the Plan, the Company may grant Incentive Awards in the form of options. The options granted may be Incentive Stock Options or Nonstatutory Stock Options. It is believed that such Incentive Awards will further the identification of directors' and key employees' interests with those of the Company's shareholders.

          The Plan sets a maximum authorization of 800,000 shares of common stock, par value $.50 per share ("Common Stock"), of the Company that may be issued with respect to options granted under the Plan. The Plan was adopted by the Board of Directors of the Company on December 20, 1993, and was approved by the shareholders at the Company's 1994 Annual Shareholders Meeting. On June 7, 1996, the shareholders approved an amendment to the Plan that increased the number of shares subject to the Plan to 800,000. The Company's Common Stock is traded in the over the counter market, on the National Association of Securities Dealer's Automated Quotations System (NASDAQ) Small Cap Market, symbol "CMDR." On September 5, 1996, the average bid and asked price was $3.375.

          The Company believes that the Plan is not presently subject to the provisions of the Employee Retirement Security Act of 1974, as amended.

          A copy of the Plan is on file at the Company's office and may be read by you, your beneficiaries, or your legal representatives at any reasonable time. If you have any questions regarding either the Plan or the Prospectus and the actual provisions of the Plan, the Plan document will govern. This Prospectus describes the provisions of the Plan in effect as of September 11, 1996.


                           PARTICIPATION IN THE PLAN

          All present and future employees of the Company (or any Parent or Subsidiary of the Company, whether now existing or hereinafter created or acquired) whom the Committee determines to be key employees are eligible to receive stock options under the Plan. The Company estimates that

                                                                      Page 2
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus it has approximately 40 such employees (three of whom are officers). The Plan also provides that both employee directors and Outside Directors are eligible for automatic grants of Options.

          Each person who is a duly elected or appointed Director on December 20, 1993 and each duly elected or appointed director on subsequent anniversaries of such date shall automatically be granted an option to purchase 20,000 shares of the Company's Common Stock, subject to the terms and conditions of the Plan. Outside Directors who serve on the Committee shall not be eligible to receive additional options under the Plan or any other stock plan of the Company, or any Parent or Subsidiary, except as permitted by Rule 16b-3. Presently, each member of the Board qualifies for the automatic grant of options under the Plan.

          The grant of an Incentive Award shall not obligate the Company to pay an employee any particular amount of remuneration, to continue the employment of the employee after the grant, or to make further grants to the employee at any time thereafter.

          The Board from time to time may appoint members previously appointed and may fill vacancies, however caused, in the Committee. Insofar as it is necessary to satisfy the requirements of Section 16(b) of the Act, no member of the Company or any Parent or Subsidiary of the Company that entitles participants to acquire stock, stock options or stock appreciation rights of the Company or any Parent or Subsidiary of the Company, and no person shall become a member of the Committee if, within the preceding one-year period, the person shall have been eligible to participate in such a plan (other than a "safe harbor plan" permitted under Rule 16b-3).


                            AWARD OF STOCK OPTIONS

                                   EMPLOYEES

          Options to purchase shares of Common Stock granted to employees under the Plan may be Incentive Stock Options or Nonstatutory Stock Options.
Incentive Stock Options qualify for favorable income tax treatment under Code
Section 422, while Nonstatutory Stock Options do not. The exercise price of shares of Common Stock covered by an Incentive Stock Option may not be less than 100% (or, in the case of an Incentive Stock Option granted to a 10% shareholder, 110%) of the fair market value of the Common Stock on the date of the option grant. The option price of Common Stock covered by a Nonstatutory Stock Option granted to an employee may not be less than 85% of the fair market value of the Common Stock on the date of the grant.

          An Incentive Stock Option shall be exercisable in any calendar year only to the extent that the aggregate fair market value (determined at the date of grant) of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time during the calendar year does not exceed $100,000.

                                                                        Page 3
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus

          Options may be exercised in whole or in part at such times as may be specified by the Committee in the Participant's stock option agreement; provided that, the exercise provisions for Incentive Stock Options shall in all events not be more liberal than the following provisions:

          Except as may be provided in a Participant's agreement, no Incentive Stock Option may be exercised after the first to occur of (i) ten years (or, in the case of an Incentive Stock Option granted to a 10% Shareholder, five years) from the date of grant, (ii) three months following the date of the Participant's retirement or termination of employment with the Company and his Parent and Subsidiary corporations for reasons other than Disability or death, or (iii) one year following the date of the Participant's termination of employment on account of Disability or death.


                                   DIRECTORS

          Each eligible Outside Director and employee director of the Company on the effective date of the Plan, and subsequently on each anniversary of the effective date of the Plan, automatically will receive an option to purchase 20,000 shares of Common Stock. Eligible directors may receive multiple annual automatic grants of options pursuant to the terms of the Plan.

          The terms and conditions that apply to each such automatic grant shall be as follows: (a) the exercise price of shares of Common Stock covered by each such Option shall be equal to the fair market value on the date of grant; (b) the option by its term shall expire five years after the date of grant; (c) each option shall be exercisable ratably over three years in increments of 33 1/3% per year commencing on the first anniversary of the date of grant; (d) the option may be exercised by one of the methods described in this Prospectus; and
(e) all other terms and conditions applicable to the holding and exercise of the option shall conform to the Company's then current form of option agreement to the extent not inconsistent with the terms of the Plan applicable to Incentive Stock Options.

          If at any time under the Plan there are not sufficient shares of Common Stock available to fully permit the automatic option grants, the option grant will be reduced pro rata (to zero if necessary) so as not to exceed the number of shares available.

                                    GENERAL

          If a stock option is canceled, terminates or lapses unexercised, any unissued shares allocable to such option may be subjected again to an option. The Committee is expressly authorized to make an award to a Participant (other than a non-employee director) conditioned upon the surrender for cancellation of an existing stock option.

          Adjustments will be made in the number of shares which may be issued under the Plan in the event of a future stock dividend, stock split or similar pro rata change in the number of outstanding

                                                                        Page 4
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus shares of Common Stock or the future creation or issuance to shareholders generally of rights, options or warrants for the purchase of Company Common Stock or preferred stock.

                         METHOD OF EXERCISE OF OPTIONS

          Options may be exercised by a Participant giving written notice of the exercise to the Company, stating the number of shares the Participant has elected to purchase under the Option. In the case of the purchase of shares under an option, such notice shall be effective only if accompanied by the exercise price in full in cash; provided that, if the terms of an Option so permit, the Participant may deliver a properly executed exercise notice together with irrevocable instructions to a broker to deliver promptly to the Company, from the sale or loan proceeds with respect to the sale of Common Stock or a loan secured by Common Stock, the amount necessary to pay the exercise price and, if required by the Committee, applicable withholding taxes; provided,
                                                                 --------
however, that no option may be exercised before the Plan is approved by the shareholders of the Company.

          The Company may place on any certificate representing Common Stock issued upon the exercise of an option any legend deemed desirable by the Company's legal counsel to comply with federal or state securities laws, and the Company may require a customary written indication of the Participant's investment intent.

          Until the Participant has made any required payment, including any applicable withholding taxes, and has had issued a certificate for the shares of Common Stock acquired, he or she shall possess no shareholder rights with respect to the shares.

          Notwithstanding the foregoing, no option granted to an Insider may be exercisable within the first six months after it is granted; provided that this restriction will not apply if the Participant becomes Disabled or dies during the six-month period.


                       TRANSFERABILITY OF STOCK OPTIONS

          No option may be sold, transferred, pledged, or otherwise disposed of, other than by will or by the laws of descent and distribution. All rights granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant, or the Participant's guardians or legal representatives. Upon the death of a Participant, his or her personal representative or beneficiary may exercise the Participant's rights under the Plan.

          Officers, directors and employees of the Company are prohibited from trading in the Company's Common Stock while in possession of material nonpublic information regarding the Company.

                                                                        Page 5
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus

          The resale of the Common Stock received upon exercise of an option may also be subject to certain further restrictions. Persons who are affiliates of the Company will have to resell such shares pursuant to an effective registration statement under the Securities Act of 1933 or an exemption thereto, such as Rule 144 of the Securities and Exchange Commission. Nonaffiliates will be able to resell shares received upon exercise of their options freely on the open market. An "affiliate" includes any person who may directly, or indirectly through one or more intermediaries, controls the Company.

          The applicable requirements of the Rule 144 resale conditions are summarized as follows: (i) that the Company has filed all required reports under the Securities Exchange Act of 1934; (ii) that the number of shares sold in any three-month period by or for the account of the seller not exceed certain limitations set forth in Rule 144; (iii) that sales be conducted in broker's transactions; and (iv) that a notice of sale be filed with the Securities and Exchange Commission in accordance with Rule 144.

            AMENDMENT AND TERMINATION OF THE PLAN AND STOCK OPTIONS

          The Board may terminate the Plan or may amend the Plan in such respects as it shall deem advisable; provided that, if and to the extent required by the Code or Rule 16b-3, no change shall be made that materially increases the total number of shares of Common Stock reserved for issuance pursuant to Incentive Awards granted under the Plan (except pursuant to Section
12), materially modifies the requirements as to eligibility for participation in the Plan, or materially increases the benefits accruing to Participants under the Plan, unless such change is authorized by the shareholders of the Company. Notwithstanding the foregoing, the Board may unilaterally amend the Plan and Incentive Awards as it deems appropriate to ensure compliance with Rule 16b-3 and to cause Incentive Stock Options to meet the requirements of the Code and regulations thereunder. Except as provided in the preceding sentence, a termination or amendment of the Plan shall not, without the consent of the Participant, adversely affect a Participant's rights under an Incentive Award previously granted to him or her. Notwithstanding the foregoing, the provisions of the Plan pertaining to the automatic grants of options to directors shall not be amended more than once every six months other than an amendment required to comply with applicable law.

          If not sooner terminated by the Board, this Plan shall terminate at the close of business on December 19, 2003. No Incentive Awards shall be made under the Plan after its termination.


                        FEDERAL INCOME TAX CONSEQUENCES

          An employee or director will not incur federal income tax when he or she is granted a stock option.

          Upon exercise of a Nonstatutory Stock Option, an employee or director generally will recognize ordinary income (which in the case of an employee is subject to income tax withholding by the Company) equal to the difference between the fair market value of the Common Stock on the date

                                                                        Page 6
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus of the exercise and the option price. When an employee exercises an Incentive Stock Option, he generally will not recognize income, unless he is subject to the alternative minimum tax. Outside Directors are not granted Incentive Stock Options under the Plan.

          The Company usually will be entitled to a business expense deduction at the time and in the amount that the recipient of an incentive award recognizes ordinary compensation income in connection therewith. As stated above, this usually occurs upon exercise of Nonstatutory Stock Options or the sale or other impermissible disposition of an Incentive Stock Option before the applicable holding period has expired. Generally, the Company's deduction is contingent upon the Company's meeting withholding tax requirements as to employees; however, the Code generally imposes a $1 million limitation on the amount of the annual compensation deduction allowable to a publicly-held company in respect of its chief executive officer and its other four most highly paid officers. An exception is provided for certain performance-based compensation if certain shareholder approval and outside director requirements are satisfied. Because of certain interpretational issues under the statutory provisions, and in the absence of Internal Revenue Service regulations, there can be no assurance that any of the options granted under the Plan will qualify for this exception. No deduction is allowed in connection with an Incentive Stock Option, unless the employee disposes of Common Stock received upon exercise in violation of the holding period requirements.

          This summary of federal income tax consequences of Nonstatutory Stock Options and Incentive Stock Options does not purport to be complete. There may also be state and local income taxes applicable to these transactions. Holders of stock options should consult their own advisors with respect to the application of the laws to them and to understand other tax consequences of the awards including possible income deferral for Insiders, alternative minimum tax rules, taxes on parachute payments and the tax consequences of the sale of shares acquired under the Plan.


                                  DEFINITIONS

          "Act" means the Securities Exchange Act of 1934, as amended.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Common Stock" means common stock, $.50 par value, of the Company. If the par value of the Common Stock is changed, or in the event of a change in the capital structure of the Company, the shares resulting from such a change shall be deemed to be Common Stock within the meaning of the Plan.

          "Date of grant" means the date on which an Incentive Award is granted by the Committee or the date on which an Option is automatically granted to a Director.

                                                                        Page 7
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus

          "Disability" or "Disabled" means, as to an Incentive Stock Option, a Disability within the meaning of Code section 22(e)(3). As to all other Incentive Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

          "Fair market value" means as of the Date of Grant (or, if there were no trades on the Date of Grant, the last preceding day on which the Common Stock was traded) (i) if the Common Stock is traded on an exchange the average of the highest and lowest registered sales prices of the Common Stock at which it is traded on such day on the exchange on which it generally has the greatest trading volume or (ii) if the Common Stock is traded on the over-the-counter market, the average between the lowest bid and highest asked prices as reported by NASDAQ.

          "Incentive Award" means the award of an Option, which may be either an Incentive Stock Option or Nonstatutory Stock Option, under the Plan.

          "Incentive Stock Option" means an Option intended to meet the requirements of, and qualify for favorable federal income tax treatment under, Code section 422.

          "Insider" means a person subject to Section 16(b) of the Act.

          "Nonstatutory Stock Option" means an Option that does not meet the requirements of Code section 422, or, even if meeting the requirements of Code section 422, is not intended to be an Incentive Stock Option and is so designated.

          "Option" means a right to purchase Common Stock granted under the Plan, at a price determined in accordance with the Plan.

          "Outside Director" means each member of the Board who is not an Employee or an officer of the Company or any Affiliate.

          "Participant" means any employee who receives an Incentive Award under the Plan.

          "10% Shareholder" means a person who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company). Indirect ownership of stock shall be determined in accordance with Code section 424(d).

                                                                        Page 8
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus

                              PLAN ADMINISTRATION

          The Administrator maintains Plan records and is responsible for its overall administration. The Administrator will also answer any questions you may have about the Plan. The address and business telephone number of the Administrator are as follows:

                    Commander Aircraft Company
                    7200 Northwest 63rd Street
                    Hangar Eight
                    Wiley Post Airport
                    Bethany, Oklahoma  73008
                    Attn:  Stephen R. Buren
                    (405) 495-8080

     The Plan will be administered by a Committee consisting of at least two members of the Board of Directors, who shall be appointed by the Board of Directors of the Company. The directors who serve on the Committee are not eligible for discretionary grants of options under the Plan or any similar plan of the Company.

     The Plan is administered by directors of the Company who have been appointed to the Compensation and Nominations Committee of the Board of Directors. The members of the Committee are appointed annually by the Board of Directors and may be removed by the Board of Directors at any time. Members of the Committee are entitled to indemnification and reimbursement as directors of the Company pursuant to the Company's Articles of Incorporation and Bylaws.

     The Committee has the power and complete discretion to determine when to grant stock options, which eligible employees will receive stock options, and the number of shares to be allocated to each stock option. The Committee may impose conditions on the exercise of options and may impose such other restrictions and requirements as it may deem appropriate, including reserving the right for the Company to reacquire shares issued pursuant to a stock option. The Committee does not have the power to grant options to directors who are not employees.

     The current members of the Committee are Wirt D. Walker, III and Mishal Y.S. Al Sabah. The Committee is responsible for interpreting the Plan and determining all questions arising in the administration of the Plan. Any interpretation or determination by the Committee is final, binding and conclusive on all persons.

                                                                        Page 9
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus

                             AVAILABLE INFORMATION

          The Company will make available, without charge, upon written or oral request, and hereby incorporates by reference, the following documents filed with the Securities and Exchange Commission:

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 together with the report of independent public accountants contained therein which was modified for the uncertainty regarding the Company's ability to continue as a going concern.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Act since the end of the fiscal year covered by the financial statements contained in the annual report referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on April 15, 1993 under
Section 12 of the Act.

          (d) From the date of filing of such documents, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

     The Company will also make available, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) of the Securities and Exchange Commission. Requests for any of the foregoing materials should be directed to the Administrator at the address or telephone number listed above.

                                                                        Page 10
Commander Aircraft Company
1993 Stock Option Plan
Summary Plan and Description and Prospectus

                    STATEMENT OF INCORPORATION BY REFERENCE

          The contents of Registration Statement No. 33-78062 on Form S-8 of Commander Aircraft Company filed on April 22, 1994 are hereby incorporated by reference, except as provided below.

          The number of shares of Common Stock subject to the Commander Aircraft Company 1993 Stock Option Plain is increased from 300,000 shares to 800,000 shares.



                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INFORMATION INCORPORATED BY REFERENCE.

          Commander Aircraft Company (the "Registrant") hereby incorporates by reference the following documents filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 and the Securities Exchange Act of 1934 (the "Exchange Act"):

          (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

          (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the financial statements contained in the Prospectus referred to in (a) above.

          (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on April 15, 1993 under
Section 12 of the Exchange Act.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Each document or report incorporated into this Registration Statement by reference shall be deemed to be a part of this Registration Statement from the date of filing of such document with the commission until the information contained therein is superseded or updated by a subsequently filed document which is incorporated by reference into this Registration Statement.


ITEM 8.  EXHIBITS.

         5.1 Opinion of Freer & McGarry as to legality of securities being registered.

        23.1 Consent of Freer & McGarry is contained within the opinion of counsel attached as Exhibit 5.1.

        23.2  Consent of Grant Thornton L.L.P.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Commander Aircraft Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto
duly authorized, in Washington, D.C. on the  11th    day of  September, 1996.
                                             -------

                                    COMMANDER AIRCRAFT COMPANY


                                    By:  /s/ Wirt D. Walker,III
                                        -----------------------
                                        Wirt D. Walker, III
                                        Chairman


          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Wirt D. Walker, III and Stephen R. Buren, or either of them, his attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in any and all capacities, to sign, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary with such matters and hereby ratifying and confirming all that such attorney-in-fact and agent or his substitute or substitutes may do or cause to be done by virtue hereof.

          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

PRINCIPAL EXECUTIVE OFFICER:

/s/ N. Gene Criss                  President & CEO            September 11, 1996
- --------------------------------
N. Gene Criss


PRINCIPAL FINANCIAL OFFICER AND ACCOUNTING OFFICER:


 /s/ Stephen R. Buren              Chief Financial            September 11, 1996
- --------------------------------   Officer
Stephen R. Buren


DIRECTORS:

 /s/ Wirt D. Walker, III           Director                   September 11, 1996
- --------------------------------
Wirt D. Walker, III

/s/ Mishal Yousef Saud Al Sabah    Director                   September 11, 1996
- --------------------------------
Mishal Yousef Saud Al Sabah

/s/ N. Gene Criss                  Director                   September 11, 1996
- --------------------------------
N. Gene Criss

                                 EXHIBIT INDEX

                                                            Sequentially
                                                            Numbered Page
                                                            -------------


        5.1 Opinion of Freer & McGarry as to legality of securities being registered.

        23.1 Consent of Freer & McGarry is contained within the opinion of counsel attached as Exhibit 5.1.

        23.2 Consent of Grant Thornton L.L.P.